VIA FED EX

July 28, 2014

TiVo, Inc.
2160 Gold Street
Alviso, California 95002
Attn: Naveen Chopra, CFO & Sr. Vice President,
Corporate Development & Strategy and
Matthew Zinn, General Counsel

Re:
Notice to Extend Amended and Restated Development Agreement by and between TiVo, Inc. and DIRECTV, LLC (formerly DIRECTV, Inc.) dated as of September 2, 2008, as amended by letter agreement dated April 20, 2009 (as amended, the "Agreement")

Gentlemen:

Pursuant to Section 9.1 of the Agreement, DIRECTV hereby extends the Term of the Agreement through February 15, 2018.
Should you have any questions regarding this notice, please do not hesitate to contact me.

Very truly yours,
/s/ Robin N. Rogers
Robin N. Rogers

cc:	Romulo Pontual
Albert Choi